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                                                                    Exhibit 23.2

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


TO: Medical Advisory Systems, Inc.

As independent certified public accountants, we hereby consent to the incorporation by reference in the Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 of Medical Advisory Systems, Inc. for the year ended October 31, 1998 of our report dated January 28, 1999 and contained in the Registration Statement No. 333-92471 of Medical Advisory Systems, Inc. Form S-8 under the Securities Act of 1933 insofar as such report relates to the financial statements of Medical Advisory Systems, Inc. for the year ended October 31, 1998.

                                                     /s/ Stefanou & Company, LLP
                                                     ---------------------------
                                                         Stefanou & Company, LLP

McLean, Virginia
February 14, 2000